 Exhibit 99.1

Contact:                 Mexican Restaurants, Inc.
Andrew J. Dennard
(713) 943-7574

Mexican Restaurants, Inc.
Announces 2007 Second Quarter Operating Results
(NASDAQ:CASA)

Houston, Texas (August 13, 2007)  For the second quarter of fiscal year 2007 ended July 1, 2007, Mexican Restaurants, Inc. (Nasdaq:  CASA) reported net income of $129,882 or $0.04 per diluted share, compared with net income of $1,006,467 or $0.27 per diluted share for the second quarter of fiscal year 2006.  For the 26-week period ended July 1, 2007, the Company reported net income of $60,338 or $0.02 per diluted share, compared with net income of $1,772,414 or $0.48 per diluted share for the 26-week period of fiscal year 2006.

The Company’s revenues for the second quarter of fiscal year 2007 increased $20,257 or 0.1% to $20.9 million compared with $20.8 million for the same quarter in fiscal year 2006.  Restaurant sales for the second quarter of fiscal 2007 increased $175,075 or 0.9% to $20.7 million compared with $20.5 million for the second quarter of fiscal year 2006.  The increase in revenue reflects new restaurant additions and revenues from the Company’s Mission Burritos stores of $849,000 partially offset by a $674,000 decline in same-restaurant sales and lost sales due to one closed restaurant for remodeling.   For the second quarter ended July 1, 2007, Company-owned same-restaurant sales decreased approximately 2.1% and franchised-owned same-restaurant sales, as reported by franchisees, increased approximately 1.4%.

On a year-to-date basis, the Company’s revenue decreased $275,412 or 0.7% to $41.4 million compared with $41.6 million for the same 26-week period in fiscal year 2006.  Restaurant sales for 2007 year-to-date decreased $114,140 or 0.3% to $41.0 million compared with $41.1 million for the same 26-week period of fiscal year 2006.  The decrease in revenue reflects a $2.2 million decline in same-restaurant sales, partially offset by net new restaurant additions and revenues from the Company’s Mission Burritos stores of $2.1 million.  For the 26-week period ended July 1, 2007, Company-owned same-restaurant sales decreased approximately 4.6% and franchised-owned same-restaurant sales, as reported by franchisees, decreased approximately 0.6%.

Commenting on the Company’s second quarter results, Curt Glowacki, Chief Executive Officer, stated, “Although we reported a decline in same-store restaurant sales for the second quarter, we are starting to see a positive turn as some of the concepts delivered positive comps for the quarter.  Also impacting sales, the Casa Olé located in Victoria, Texas was closed for eight weeks during the second quarter of 2007 for a major remodel, resulting in lost sales of approximately $250,000.”

“We are still facing challenges in controlling our food and labor costs.  During the second quarter, we raised menu prices at most of our concepts to partially offset rising commodity prices.  On July 24, 2007, the federal minimum wage increased, increasing our payroll costs by approximately $7,000 per week.  We are continuing to monitor food and labor costs, and if necessary, we intend to make further menu price increases later on in the fiscal year.”

“Moving into the third quarter, we have signed leases for our two new Mission Burritos sites, which we plan to open in the fourth quarter of this year. We are extremely excited to be on track with our growth plans for expanding our fast casual concept. We have also signed a lease for a new Casa Olé restaurant located in Katy, Texas, with construction scheduled to begin in the fourth quarter. As always, we will continue to offer our loyal customers a reasonably priced menu combined with superior service which results in an enjoyable dining experience.”

Mexican Restaurants, Inc. operates and franchises 78 Mexican restaurants.  The current system includes 58 Company-operated restaurants, 19 franchisee operated restaurants and one licensed restaurant.

Non-GAAP Calculation	13-Week Period Ended 7/01/2007	13-Week Period Ended 7/02/2006	26-Week Period Ended 7/01/2007	26-Week Period Ended 7/02/2006

Income from continuing operations	$266,772	$1,594,336	$238,416	$2,783,836
Impairment costs	--	78,131	--	78,131
Business Interruption Proceeds	--	(59,621)	--	(59,621)
Hurricane Rita Gains	--	(386,270)	--	(366,808)
(Gain) loss on sale of assets	84,367	(16,912)	91,682	(10,953)
Severance pay	98,515	--	98,515	--
Write-off of prior debt loan fees	21,874	--	25,000	--
Income from continuing operations before taxes, as adjusted	471,528	1,209,664	453,613	2,424,585
Income tax expense	145,796	415,278	143,432	821,692
Income from continuing operations, as adjusted	325,732	794,386	310,181	1,602,893
Loss from discontinued operations, net of taxes	(54,398)	(40,603)	(102,684)	(68,021)
Net Income, as adjusted	$271,334	$753,783	$207,497	$1,534,872

Weighted average number of shares (diluted)	3,427,983	3,666,712	3,460,690	3,654,962

Diluted income per share, as adjusted	$0.08	$0.21	$0.06	$0.42

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company.  The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recent Annual Report and Form 10-K , that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

Mexican Restaurants, Inc. and Subsidiaries

Consolidated Statements of Income
(Unaudited)

	13-Week Period Ended 7/01/2007	13-Week Period Ended 7/02/2006	26-Week Period Ended 7/01/2007	26-Week Period Ended 7/02/2006
Revenues:
Restaurant sales	$20,700,473	$20,525,398	$41,028,292	$41,142,432
Franchise fees, royalties and other	169,716	264,913	331,960	433,611
Business Interruption	-	59,621	-	59,621
	20,870,189	20,849,932	41,360,252	41,635,664

Costs and expenses:
Cost of sales	5,896,176	5,648,178	11,643,175	11,305,863
Labor	6,631,254	6,632,939	13,480,073	13,173,066
Restaurant operating expenses	5,080,626	4,625,352	10,178,792	9,278,369
General and administrative	1,926,749	1,837,579	3,835,630	3,699,669
Depreciation and amortization	856,462	757,569	1,678,235	1,479,952
Pre-opening costs	19,993	14,510	19,993	64,248
Impairment costs	-	78,131	-	78,131
Hurricane Rita gain	-	(386,270)	-	(366,808)
(Gain) loss on sale of assets	84,367	(16,912)	91,682	(10,953)
	20,495,627	19,191,076	40,927,580	38,701,537

Operating income	374,562	1,658,856	432,672	2,934,127

Other income (expense):
Interest income	1,861	630	3,824	1,260
Interest expense	(123,951)	(88,793)	(223,583)	(198,992)
Other, net	14,300	23,643	25,503	47,441
	(107,790)	(64,520)	(194,256)	(150,291)

Income from continuing operations before income taxes	266,772	1,594,336	238,416	2,783,836
Income tax expense	82,492	547,266	75,394	943,401
Income from continuing operations	184,280	1,047,070	163,022	1,840,435

Discontinued Operations:
Income (loss) from discontinued operations	24,543	(62,108)	3,090	(105,895)
Restaurant closure costs	(110,529)	-	(169,549)	-
Gain (loss) on sale of assets	-	(2,737)	3,412	(2,737)
Loss from discontinued operations before income taxes	(85,986)	(64,845)	(163,047)	(108,632)
Income tax benefit	31,588	24,242	60,363	40,611
Loss from discontinued operations	(54,398)	(40,603)	(102,684)	(68,021)

Net income	129,882	1,006,467	60,338	1,772,414

Basic income (loss) per share
Income from continuing operations	$0.06	$0.31	$0.05	$0.55
Loss from discontinued operations	(0.02)	(0.01)	(0.03)	(0.02)
Net income	$0.04	$0.30	$0.02	$0.53

Diluted income (loss) per share
Income from continuing operations	$0.06	$0.28	$0.05	$0.50
Loss from discontinued operations	(0.02)	(0.01)	(0.03)	(0.02)
Net income	$0.04	$0.27	$0.02	$0.48

Weighted average number of shares (basic)	3,416,488	3,389,526	3,438,405	3,373,252

Weighted average number of shares (diluted)	3,427,983	3,666,712	3,460,690	3,654,962